Exhibit 99.1

Daniel Prieto, State Bar No. 24048744

dan.prieto@dlapiper.com

DLA Piper LLP (US)

1900 North Pearl Street, Suite 2200

Dallas, Texas 75201

Tel: (214) 743-4500

Fax: (214) 743-4545

Proposed Counsel for the Debtors

Thomas R. Califano (admitted pro hac vice)

thomas.califano@dlapiper.com

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 335-4500

Fax: (212) 335-4501

Daniel M. Simon (admitted pro hac vice)

daniel.simon@dlapiper.com

David Avraham (admitted pro hac vice)

david.avraham@dlapiper.com

Tara Nair (admitted pro hac vice)

tara.nair@dlapiper.com

DLA Piper LLP (US)

444 West Lake Street, Suite 900

Chicago, Illinois 60606

Tel: (312) 368-4000

Fax: (312) 236-7516

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	§	Chapter 11
§
PHI, Inc. et al.,[1]	§	Case No. 19-30923-hdh11
§
Debtors.	§	(Jointly Administered)

DEBTORS’ JOINT PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: PHI, Inc. (5707), PHI Air Medical, L.L.C. (4705), AM Equity Holdings, L.L.C. (0730), PHI Tech Services, Inc. (5089) and PHI Helipass, L.L.C. (4187). The corporate headquarters and the mailing address for the Debtors listed above is 2001 SE Evangeline Thruway, Lafayette, LA 70508.

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(continued)

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(continued)

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Page

O. No Strict Construction	52

P. Entire Agreement	52

Q. Closing of Chapter 11 Cases	52

R. 2002 Notice Parties	52

S. Dissolution of Committee	52

T. Section 1125(e) Good Faith Compliance	52

-v-

DEBTORS’ JOINT PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PHI, Inc. and certain of its Affiliates and subsidiaries in the above-captioned Chapter 11 Cases, as debtors and debtors in possession (each a “Debtor” and collectively, the “Debtors”) hereby propose this joint plan of reorganization for the resolution of outstanding claims against and equity interests in the Debtors. Capitalized terms used in the Plan and not otherwise defined have the meanings ascribed to such terms in Article I.A of this Plan.

Reference is made to the Disclosure Statement, filed contemporaneously with the Plan, for a discussion of the Debtors’ history, businesses, historical financial information, valuation, liquidation analysis, projections, and operations as well as a summary and analysis of the Plan and certain related matters, including distributions to be made under this Plan.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY.

ARTICLE I

DEFINED TERMS AND RULES OF INTERPRETATION

A.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

“Accredited Investor” means an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933.

“Accrued Professional Compensation Claim” means, at any date, a Claim for all accrued fees and reimbursable expenses for services rendered by a Retained Professional in the Chapter 11 Cases through and including such date, to the extent that such fees and expenses have not been previously paid whether under a retention order with respect to such Retained Professional or otherwise. To the extent that there is a Final Order denying some or all of a Retained Professional’s fees or expenses, such denied amounts shall no longer be considered an Accrued Professional Compensation Claim.

“Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases that are Allowed under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) any actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Accrued Professional Compensation Claims and any other compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under sections 328, 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred on or after the Petition Date and through the Effective Date; and (c) all fees and charges assessed against the Estates under section 1930, chapter 123, of title 28, United States Code.

“Affiliate” means an “affiliate” as defined in section 101(2) of the Bankruptcy Code.

“Aircraft Lease” means any lease agreement entered into prior to the Petition Date by and between PHI, Inc., as lessee, and a third party, as lessor, for the use and operation of certain aircraft by PHI, Inc. and/or its Affiliates.

“Aircraft Lessor” means a lessor under an Aircraft Lease.

“Aircraft Lessor Claim” means an unsecured Claim of an Aircraft Lessor that has entered into a Modified Aircraft Lease, representing the agreed upon difference in value between the consideration to such Aircraft Lessor under the Aircraft Lease and the Modified Aircraft Lease; provided, however, that an Aircraft Lessor under a rejected Aircraft Lease shall be entitled to file only a rejection damage claim, which is treated as a General Unsecured Claim under the Plan.

“Allowed” means, with respect to any Claim, an Allowed Claim in a particular Class or category specified. Any reference herein to the allowance of a particular Allowed Claim includes both the secured and unsecured portions of such Claim (unless the context indicates to the contrary).

“Allowed _____ Claim” means an Allowed Claim of the type described.

“Allowed Claim” means any Claim that is not a Disputed Claim or a Disallowed Claim and (a) for which a Proof of Claim has been timely Filed by the applicable Claims Bar Date and as to which no objection to allowance thereof has been timely interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or order of the Bankruptcy Court; (b) that has been listed by the Debtors in their Schedules as liquidated in a specified amount and is not disputed or contingent and for which no contrary Proof of Claim has been timely Filed; or (c) that is expressly Allowed under the terms of this Plan or a Final Order of the Bankruptcy Court. The term “Allowed Claim” shall not, for purposes of computing distributions under this Plan, include interest, fees (including attorneys’ fees), costs or charges on such Claim from and after the Petition Date, except as provided in sections 506(b) or 511 of the Bankruptcy Code or as otherwise expressly set forth in this Plan or a Final Order of the Bankruptcy Court.

“Avoidance Actions” means any and all avoidance, recovery, subordination or similar actions or remedies that may be brought by and on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies arising under chapter 5 of the Bankruptcy Code.

“Ballots” means the ballots accompanying the Disclosure Statement, which were approved by the Disclosure Statement Orders (modified, as necessary, based upon the applicable voting party in accordance with the Disclosure Statement Orders).

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time and as applicable to the Chapter 11 Cases.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, or any other court having jurisdiction over the Chapter 11 Cases.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Rules, in each case as amended from time to time and as applicable to the Chapter 11 Cases.

“Blue Torch” means Blue Torch Finance L.L.C. or its Affiliates, together with any successors and permitted assigns under the Blue Torch Facility.

“Blue Torch Claim” means the Claim arising under or related to the Blue Torch Facility, which Claim shall be Allowed in the aggregate amount of Seventy Million Dollars ($70,000,000), plus accrued pre- and post-petition interest, fees and expenses provided under the Blue Torch Facility.

“Blue Torch Exit Facility” means the new asset-based term loan credit facility between certain of the Debtors and Blue Torch in satisfaction and replacement of the Blue Torch Facility, which will have the terms set forth in the Blue Torch Exit Facility Documents.

“Blue Torch Exit Facility Documents” means any documentation necessary to effectuate the incurrence of the Blue Torch Exit Facility.

“Blue Torch Facility” means that certain financing agreement, dated as of March 13, 2019, by and among PHI as borrower, certain subsidiaries of PHI as guarantors party thereto, the lenders from time to time party thereto, and Blue Torch Finance, L.L.C., as administrative agent and collateral agent, including all agreements, notes, instruments and any other documents delivered pursuant thereto or in connection therewith.

“Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash” means the legal tender of the United States of America or the equivalent thereof.

“Causes of Action” means any claims, causes of action (including Avoidance Actions), demands, actions, suits, obligations, liabilities, cross-claims, counterclaims, offsets, or setoffs of any kind or character whatsoever, in each case whether known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, under statute, in contract, in tort, in law, or in equity, or under any other theory of law, federal or state, whether asserted or assertable directly or derivatively in law or equity or otherwise by way of claim, counterclaim, cross-claim, third party action, action for indemnity or contribution or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date now owned or hereafter acquired by the Debtors and/or their Estates.

“Chapter 11 Case(s)” means (a) when used with reference to a particular Debtor, the case under chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court, and (b) when used with reference to all Debtors, the jointly administered chapter 11 cases for all of the Debtors.

“Claim” is as defined in section 101(5) of the Bankruptcy Code against any Debtor.

“Claims Bar Date” means the last date for filing a Proof of Claim in these Chapter 11 Cases, as provided in the Claims Bar Date Order.

“Claims Bar Date Order” means that certain [Order Under Bankruptcy Rule 3003(c)(3) and Local Rule 2002-1(e) Establishing Bar Dates and Related Procedures for Filing Proofs of Claim (Including for Administrative Expense Claims Arising Under Section 503(b)(9) of the Bankruptcy Code) and Approving the Form and Manner of Notice Thereof,] entered by the Bankruptcy Court on [●], 2019 (Docket No. [●]), as amended, amended and restated, supplemented or otherwise modified from time to time.

“Claims Register” means the official register of Claims maintained by the Voting and Claims Agent.

“Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof under section 1122(a) of the Bankruptcy Code.

“Collateral” means any property or interest in property of the Debtors’ Estates that is subject to a valid and enforceable Lien to secure a Claim.

“Committee” means the official committee of unsecured creditors appointed on March 25, 2019 by the United States Trustee in the Chapter 11 Cases under section 1102 of the Bankruptcy Code [Docket No. 129], as reconstituted from time to time.

“Compensation and Benefits Programs” means all employment agreements and severance policies, and all employment, compensation and benefit plans, policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, supplemental executive retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans, and any other programs of the Debtors applicable to any of its employees.

“Confirmation” means the occurrence of the Confirmation Date, subject to all conditions specified in Article VIII of this Plan having been satisfied or waived under Article VIII of this Plan.

“Confirmation Date” means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court in the Chapter 11 Cases.

“Confirmation Hearing” means the hearing held by the Bankruptcy Court under section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

“Confirmation Order” means the order of the Bankruptcy Court confirming this Plan under section 1129 of the Bankruptcy Code, including all exhibits, appendices, supplements and related documents, which order shall be in form and substance reasonably acceptable to the Debtors.

“Consummation” means the occurrence of the Effective Date.

“Cure Claim Amount” has the meaning set forth in Article VB of this Plan.

“D&O Liability Insurance Policies” means all insurance policies of any of the Debtors for directors’, managers’, and officers’ liability existing as of the Petition Date.

“Debtor Release” has the meaning set forth in Article IXB hereof.

“Debtor Releasing Parties” has the meaning set forth in Article IXB hereof.

“Disallowed Claim” means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, or (b) (i) is Scheduled at zero, in an unknown amount or as contingent, disputed or unliquidated and (ii) as to which the Claims Bar Date has been established but no Proof of Claim has been timely Filed or deemed timely Filed under applicable law.

“Disclosure Statement” means that certain Disclosure Statement for the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of April 1, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time) that was approved by the Disclosure Statement Order.

“Disclosure Statement Order” means that certain [Order (A) Approving the Disclosure Statement, (B) Establishing the Voting Record Date, Voting Deadline and Other Dates, (C) Approving Procedures for Soliciting, Receiving and Tabulating Votes on the Plan and for Filing Objections to the Plan and (D) Approving the Manner and Form of Notice and Other Related Documents], entered by the Bankruptcy Court on [_____], 2019 (Docket No. [___]), as such order may be amended, supplemented, or modified from time to time.

“Disputed Claim” means any Claim, or any portion thereof, that is not a Disallowed Claim, that has not been Allowed under this Plan or a Final Order of the Bankruptcy Court, and

(a)    if a Proof of Claim has been timely Filed by the applicable Claims Bar Date, such Claim is designated on such Proof of Claim as unliquidated, contingent or disputed, or in zero or unknown amount, and has not been resolved by written agreement of the parties or a Final Order of the Bankruptcy Court; or

(b)    if either (1) a Proof of Claim has been timely Filed by the applicable Claims Bar Date or (2) a Claim has been listed on the Schedules as other than unliquidated, contingent or disputed, or in zero or unknown amount, a Claim (i) as to which any Debtor has timely filed an objection or request for estimation in accordance with this Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court or for which such time period to object or file a request for estimation has not yet expired as of the applicable date of determination or (ii) which is otherwise disputed by any Debtor in accordance with applicable law, in each case which objection, request for estimation or dispute has not been withdrawn, overruled or determined by a Final Order; or

(c)    that is the subject of an objection or request for estimation Filed in the Bankruptcy Court and which such objection or request for estimation has not been withdrawn, resolved or overruled by Final Order of the Bankruptcy Court; or

(d)    that is otherwise disputed by any Debtor in accordance with the provisions of this Plan or applicable law, which dispute has not been withdrawn, resolved or overruled by Final Order.

“Distribution Agent” means the Debtors or any Entity or Entities chosen by the Debtors, which Entities may include the Voting and Claims Agent, to make or facilitate distributions required by the Plan.

“Distribution Record Date” means the date for determining which Holders of Claims are eligible to receive distributions under this Plan, which date shall be the Effective Date.

“Distribution Trust” means the trust or similar vehicle to be formed on or prior to the Effective Date in accordance with the provisions of Article VI of the Plan and the Distribution Trust Agreement for the payment of Allowed Claims and for the benefit of the beneficiaries of the Distribution Trust. The election of whether the Distribution Trust is a formal trust or other similar vehicle, including without limitation, a segregated Reorganized Debtor entity solely for the purposes contemplated by Article VI of the Plan, shall be determined by the Debtors, in their sole discretion, after consultation with the Committee, and shall be disclosed in the Plan Supplement.

“Effective Date” means the first Business Day on which the conditions specified in Article VIII of this Plan have been satisfied or waived in accordance with the terms of Article VIII.

“Eligible Offeree” means a Holder of an Allowed Claim in Classes 4, 5 or 6, who is an Accredited Investor as of the Rights Offering Record Date, and who votes to accept the Plan.

“Entity” is as defined in section 101(15) of the Bankruptcy Code.

“Equity Interest” means any Equity Security in any Debtor, including, without limitation, all issued, unissued, authorized or outstanding units and other ownership interests, including limited liability company interests, together with (a) any options, warrants or contractual rights to purchase or acquire any such Equity Securities at any time with respect to any Debtor, and all rights arising with respect thereto and (b) the rights of any Entity to purchase or demand the issuance of any of the foregoing and shall include: (i) conversion, exchange, voting, participation, dividend and distribution rights; (ii) liquidation preferences; (iii) options, warrants, and call and put rights; (iv) share-appreciation rights; and (v) all unexercised Equity Interests.

“Equity Security” is as defined in section 101(16) of the Bankruptcy Code.

“Estate(s)” means, individually, the estate of each of the Debtors and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

“Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a et seq., as now in effect or hereafter amended, and any similar federal, state or local law.

“Exculpated Parties” means, collectively, and in each case in their capacity as such: (i) the Debtors and the Reorganized Debtors; (ii) the Committee and the members thereof, solely in such capacity; and (iii) with respect to each of the foregoing Entities, each of their respective Related Persons that served in such capacity.

“Exculpation” means the exculpation provision set forth in Article IXE hereof.

“Executory Contract” means all contracts and leases to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Exhibit” means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement (as such exhibits are amended, modified or otherwise supplemented from time to time).

“Existing PHI Interests” means all interests in PHI immediately prior to the Effective Date, including all options, warrants, ordinary, and preferred shares.

“Face Amount” means (a) when used in reference to a Disputed Claim, the full stated amount of the Claim asserted by the applicable Holder in any Proof of Claim timely Filed with the Bankruptcy Court and (b) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

“File” or “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

“Final Order” means an order or judgment of the Bankruptcy Court, or court of competent jurisdiction with respect to the subject matter, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no stay pending appeal of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

“General Administrative Claim” means any Administrative Claim, other than an Accrued Professional Compensation Claim and Claims for fees and expenses under 28 U.S.C § 1930(a).

“General Unsecured Claim” means any unsecured claim that is not a/an: Administrative Claim, Accrued Professional Compensation Claim, Priority Tax Claim, Secured Tax Claim, Other Priority Claim, Thirty Two Claim, Blue Torch Claim, Other Secured Claim, Unsecured Notes Claim, Subordinated Claim, or Intercompany Claim.

“Governmental Unit” is as defined in section 101(27) of the Bankruptcy Code.

“Holder” means an Entity holding a Claim or Equity Interest.

“Impaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is “impaired” within the meaning of section 1124 of the Bankruptcy Code.

“Initial Distribution Date” means the date that is as soon as practicable after the Effective Date, but no later than thirty (30) days after the Effective Date, when, subject to the “Treatment” sections in Article III hereof, distributions under this Plan shall commence to Holders of Allowed Claims.

“Insurance Policies” means the insurance policies issued to or for the benefit of any Debtor(s) or any of their predecessors-in-interest and any agreements, documents or instruments related thereto.

“Intercompany Claim” means any Claim against a Debtor held by another Debtor or by a non-debtor Affiliate of a Debtor, other than an Administrative Claim. For the avoidance of doubt, any Claims against a Debtor held by either another Debtor or by a non-debtor Affiliate of a Debtor that has otherwise been assigned by such Debtor or non-debtor Affiliate to a third-party is not an Intercompany Claim.

“Intercompany Interest” means an Equity Interest in a Debtor other than PHI held by another Debtor or by a non-debtor Affiliate of a Debtor.

“IRS” means the Internal Revenue Service of the United States of America.

“Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code, and, with respect to any property or asset, includes, without limitation, any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such property or asset.

“Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Northern District of Texas, or any other court having jurisdiction over the Chapter 11 Cases.

“Management Incentive Plan” means the management incentive plan that will be adopted by the Reorganized Debtors as approved by the New Board on or as soon as reasonably practicable after the Effective Date and which management incentive plan shall reserve 10% of New Common Stock to be awarded to incentive plan participants.

“Modified Aircraft Lease” means an amended and restated aircraft lease between PHI, Inc. and an Aircraft Lessor, which lease, subject to approval shall amend, restate, modify and supersede the respective parties’ Aircraft Lease.

“New ABL Facility” means the new asset-based credit facility in an aggregate amount not to exceed $150 million, which will have the terms set forth in the New ABL Facility Documents and disclosed in the Plan Supplement.

“New ABL Facility Documents” means any documentation necessary to effectuate the incurrence of the New ABL Facility.

“New Board” means the initial seven (7) member board of directors of Reorganized PHI as determined under the Plan and in accordance with the New Equity Documents.

“New Common Stock” means a single class of equity interests in Reorganized PHI to be authorized, issued, or reserved on the Effective Date under the Plan.

“New Common Stock Class 2 Distribution” means the issuance of a percentage of New Common Stock to Holders of Allowed Class 2 Claims, prior to dilution on account of the Management Incentive Plan, calculated by dividing (a) the Allowed Thirty Two Claim, by (b) the Plan Equity Value; provided, however, that in the event Class 4 votes to accept the Plan and the Rights Offering is funded, such percentage (prior to dilution on account of the Rights Offering (if applicable) and the Management Incentive Plan) shall be calculated by dividing (a) the Allowed Thirty Two Claim, by (b) eighty percent (80%) of the Plan Equity Value.

“New Common Stock Distribution” means the issuance of a percentage of New Common Stock to Holders of Allowed Claims in Classes 4, 5 and 6, prior to dilution on account of the Rights Offering (if applicable) and the Management Incentive Plan, calculated as follows: 100% minus (a) the percentage of New Common Stock issued on account of the Rights Offering (if funded); minus (b) the percentage of New Common Stock issued on account of the New Common Stock Class 2 Distribution.

“New Equity Cash-Out Option” means the option, available only if Class 4 votes to accept the Plan, to Holders of Classes 4, 5 and 6 that vote to accept the Plan, to elect to receive, in lieu of receiving New Common Stock, Cash in an amount equal to eighty percent (80%) of the value of such New Common Stock on the Effective Date, as set forth in the New Equity Cash-Out Procedures.

“New Equity Cash-Out Procedures” means the procedures for the implementation of the New Equity Cash-Out Option, as approved by the Bankruptcy Court under the Disclosure Statement Order.

“New Equity Cash-Out Purchaser” means any Eligible Offeree that funds the New Equity Cash-Out Option to purchase New Common Stock from a New Equity Cash-Out Seller.

“New Equity Cash-Out Seller” means any Holder of an Allowed Class 4, 5 or 6 Claim that elects to sell its New Common Stock distributed pursuant to the Plan and the New Equity Cash-Out Procedures to a New Equity Cash-Out Seller.

“New Equity Documents” means any shareholder agreement, organizational documents, evidence of equity interests (including share certificates or other mutually agreed evidence of equity interests), or other governance documents for the Reorganized Debtors.

“New Money Equity Investment” means $70 million, raised pursuant to the Rights Offering, which shall be available to the Reorganized Debtors in their discretion on and after the Effective Date.

“Non-Debtor Releasing Parties” means, collectively, the following, in each case in their capacity as such: (i) each Holder of an Unsecured Notes Claim that participates in the Rights Offering; (ii) the Holders of Unimpaired Claims; and (iii) each Holder of an Impaired Claim that (a) votes to accept the Plan or (b) either (i) abstains from voting or (ii) votes to reject the Plan and, in the case of either (b)(i) or (ii), does not opt out of the voluntary release contained in Article IX.B.2 of the Plan by checking the opt out box on the Ballot, and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan.

“Notice” has the meaning set forth in Article XIIJ of this Plan.

“Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

“Other Secured Claim” means any Secured Claim other than an Administrative Claim, Secured Tax Claim or Thirty Two Claim.

“Person” means a “person” as defined in section 101(41) of the Bankruptcy Code and also includes any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other Entity, whether acting in an individual, fiduciary or other capacity.

“Petition Date” means March 14, 2019, the date on which the Debtors commenced the Chapter 11 Cases.

“PHI” means PHI, Inc.

“Plan” means this Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of April 1, 2019, including the Exhibits and Plan Schedules and all supplements, appendices, and schedules thereto, either in its present form or as the same may be amended, supplemented, or modified from time to time.

“Plan Distribution” means the payment or distribution of consideration to holders of Allowed Claims under this Plan.

“Plan Equity Value” means the equity value of the New Common Stock, which equity value is [___________] Dollars ($[_______]), plus the New Money Equity Investment (if any).

“Plan Schedule” means a schedule annexed to this Plan or an appendix to the Disclosure Statement (as amended, supplemented or otherwise modified from time to time), which shall be deemed to include any documents filed as part of the Plan Supplement.

“Plan Supplement” means, collectively, the compilation of documents, forms of documents and/or term sheets relevant to the implementation of the Plan, and all exhibits, attachments, schedules, agreements, documents and instruments referred to therein, ancillary or otherwise, including, without limitation, the Exhibits and Plan Schedules, to be Filed with the Bankruptcy Court at least seven (7) days prior to the Voting Deadline, all of which are incorporated by reference into, and are an integral part of, this Plan.

“Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

“Pro Rata” means the proportion that (a) the Face Amount of a Claim in a particular Class or Classes (or portions thereof, as applicable) bears to (b) the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class or Classes (or portions thereof, as applicable), unless this Plan provides otherwise.

“Professional Fee Escrow Account” means an interest-bearing escrow account in an amount equal to the Professional Fee Reserve Amount funded and maintained by the Reorganized Debtors on and after the Effective Date solely for the purpose of paying all Allowed and unpaid fees and expenses of Retained Professionals in the Chapter 11 Cases.

“Professional Fee Reserve Amount” means the aggregate Accrued Professional Compensation Claims through the Effective Date as estimated by the Retained Professionals in accordance with Article II.A.2.c of this Plan.

“Proof of Claim” means a proof of Claim Filed against any Debtor in the Chapter 11 Cases.

“Reinstated” or “Reinstatement” means, with respect to Claims and Equity Interests, that the Claim or Equity Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

“Related Persons” means, with respect to any Person, such Person’s predecessors, successors, assigns and present and former Affiliates (whether by operation of law or otherwise) and each of their respective subsidiaries, and each of their respective current and former officers, directors, principals, employees, shareholders, members (including ex officio members and managing members), managers, managed accounts or funds, management companies, fund advisors, advisory board members, partners, agents, financial advisors, attorneys, accountants, investment bankers, investment advisors, consultants, representatives, and other professionals, in each case acting in such capacity at any time on or after the Petition Date, and any Person claiming by or through any of them, including such Related Persons’ respective heirs, executors, estates, servants, and nominees; provided, however, that no insurer of any Debtor shall constitute a Related Person of any Debtor or Reorganized Debtor.

“Release” means the release given by the Releasing Parties to the Released Parties as set forth in Article IXB hereof.

“Released Party” means, collectively, the following, in each case in their capacity as such: (i) the Debtors; (ii) the Reorganized Debtors; and (iii) in each case of (i) and (ii), the respective Related Persons of each of the foregoing Entities.

“Releasing Party” has the meaning set forth in Article IXB hereof.

“Reorganized Debtors” means, subject to the Restructuring Transactions, the Debtors as reorganized under this Plan on or after the Effective Date, and their respective successors.

“Reorganized PHI” means, subject to the Restructuring Transactions, PHI, Inc., as reorganized under this Plan on or after the Effective Date, and its successors.

“Restructuring Documents” means, collectively, the documents and agreements (and the exhibits, schedules, annexes and supplements thereto) necessary to implement, or entered into in connection with, this Plan, which may include, without limitation, the Plan Supplement, the Exhibits, the Plan Schedules, and the Stockholders Agreement.

“Restructuring Expenses” means the fees and expenses payable under the New ABL Facility Documents, the Blue Torch Exit Facility Documents and the Unsecured Notes Indenture.

“Restructuring Transactions” has the meaning ascribed thereto in Article IVA of this Plan.

“Retained Professional” means any Entity: (a) employed in the Chapter 11 Cases under a Final Order in accordance with section 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, under sections 327, 328, 329, 330, or 331 of the Bankruptcy Code (other than an ordinary course professional retained under an order of the Bankruptcy Court); or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court under section 503(b)(4) of the Bankruptcy Code.

“Rights Offering” means that certain offering under which the Holders of Allowed Claims in Classes 4, 5 and 6 that are Eligible Offerees are entitled to purchase New Common Stock in exchange for the New Money Equity Investment. The percentage of New Common Stock to be issued under the Rights Offering shall be calculated by dividing (a) the New Money Equity Investment, by (b) eighty percent (80%) of the Plan Equity Value.

“Rights Offering Procedures” means the procedures for the implementation of the Rights Offering, as approved by the Bankruptcy Court under the Disclosure Statement Order.

“Rights Offering Record Date” means the record date established in the Rights Offering Procedures for determining the Holders of Allowed Claims in Classes 4, 5 and 6 who are entitled to participate in the Rights Offering.

“Scheduled” means with respect to any Claim, the status and amount, if any, of such Claim as set forth in the Schedules.

“Schedules” means the schedules of assets and liabilities, schedules of Executory Contracts, and statement of financial affairs Filed by the Debtors under section 521 of the Bankruptcy Code and the applicable Bankruptcy Rules, as such Schedules may be amended, modified, or supplemented from time to time.

“Secured Claim” means a Claim that is secured by a Lien on property in which any of the Debtors’ Estates have an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined under section 506(a) of the Bankruptcy Code or, in the case of setoff, under section 553 of the Bankruptcy Code.

“Secured Tax Claim” means any Secured Claim which, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended, and any similar federal, state or local law.

“Stamp or Similar Tax” means any stamp tax, recording tax, conveyance fee, intangible or similar tax, mortgage tax, personal or real property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation, such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes or fees imposed or assessed by any Governmental Unit.

“Stockholders Agreement” means the stockholders agreement with respect to the New Common Stock to be entered into on the Effective Date, which shall be included in the Plan Supplement, subject to Article I.E of this Plan.

“Subordinated Claim” means any Claim that is subject to (i) subordination under section 510(b) of the Bankruptcy Code or (ii) equitable subordination as determined by the Bankruptcy Court in a Final Order, including, without limitation, any Claim for or arising from the rescission of a purchase, sale, issuance, or offer of a security of any Debtor; for damages arising from the purchase or sale of such a security; or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

“Subsequent Distribution Date” means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within thirty (30) days of the end of a calendar quarter, then the first Subsequent Distribution Date will be the last Business Day of the month following the end of the first (1st) calendar quarter after the calendar quarter in which the Effective Date falls.

“Thirty Two” means Thirty Two, L.L.C.

“Thirty Two Claim” means the Claim arising under, derived from, based on, and secured under the Thirty Two Loan Agreement between the Debtors and Thirty Two L.L.C. dated September 21, 2018, or any other agreement, instrument, or document executed at any time in connection therewith, including all obligations under and as defined in the Thirty Two Loan Agreement.

“Thirty Two Credit Facility” means that certain term loan facility provided for under the Thirty Two Loan Agreement.

“Thirty Two Loan Agreement” means that certain Loan Agreement, dated as of September 28, 2018 (as amended, modified, supplemented, or otherwise restated from time to time), by and among PHI as borrower, certain subsidiaries of PHI as guarantors party thereto, and Thirty Two L.L.C. as lender, including and any other documents delivered pursuant thereto or in connection therewith.

“Unexpired Lease” means a lease to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is “unimpaired” within the meaning of section 1124 of the Bankruptcy Code.

“United States Trustee” means the office of the United States Trustee for Region 6.

“Unsecured Notes” means the 5.25% Senior Notes due 2019 entered into under the Unsecured Notes Indenture in the aggregate principal amount outstanding of Five Hundred Million Dollars ($500,000,000).

“Unsecured Notes Claim” means any Claim arising from, or related to, the Unsecured Notes Indenture and the Unsecured Notes, including all prepetition interest, fees, and other expenses due under the Unsecured Notes and Unsecured Notes Indenture and otherwise determined to be allowable, and any related guarantee claims.

“Unsecured Notes Indenture” means that certain indenture, dated as of March 17, 2014 (as amended, modified, supplemented, or otherwise restated from time to time), among PHI, Inc. and the Unsecured Notes Indenture Trustee.

“Unsecured Notes Indenture Trustee” means U.S. Bank National Association, solely in its capacity as indenture trustee under the Unsecured Notes Indenture.

“Voting and Claims Agent” means Prime Clerk LLC, in its capacity as solicitation, notice, claims and balloting agent for the Debtors.

“Voting Classes” means Classes 2, 3, 4, 5 and 6.

“Voting Deadline” means the deadline established by the Bankruptcy Court by which Ballots accepting or rejecting the Plan must be received by the Voting and Claims Agent.

B.	Rules of Interpretation

1.    For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) unless otherwise specified, any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles of this Plan; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) the words “include” and “including” and variations thereof shall not be deemed to be terms of limitation and shall be deemed to be followed by the words “without limitation”; (g) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (h) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Equity Interests,” “Disputed Interests,” and the like, as applicable; (i) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (j) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (k) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (l) any effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, and such interpretation shall control.

2.    All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

3.    Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

C.	Computation of Time

Unless otherwise specifically stated in the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed in the Plan. If the date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter unless otherwise specified herein.

D.	Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan shall control. In the event of an inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control.

ARTICLE II

ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, UNITED STATES TRUSTEE STATUTORY FEES AND OTHER PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, United States Trustee statutory fees, and Other Priority Claims have not been classified and, thus, are excluded from the Classes of Claims and Equity Interests set forth in Article III of this Plan.

A.	Administrative Claims

1.    General Administrative Claims

Subject to the provisions of sections 328, 330(a), and 331 of the Bankruptcy Code and except to the extent that a Holder of an Allowed General Administrative Claim and the applicable Debtor before the Effective Date or the applicable Reorganized Debtor after the Effective Date agree to less favorable treatment, each Holder of an Allowed General Administrative Claim will be paid the full unpaid amount of such Allowed General Administrative Claim in Cash: (a) if such Allowed General Administrative Claim is based on liabilities that the Debtors incurred in the ordinary course of business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Administrative Claim and without any further action by any Holder of such Allowed General Administrative Claim; (b) if such Allowed General Administrative Claim is due, on the Effective Date, or, if such Allowed General Administrative Claim is not due as of the Effective Date, on the date that such Allowed General Administrative Claim becomes due or as soon as reasonably practicable thereafter; (c) if a General Administrative Claim is not Allowed as of the Effective Date, on the date that is no later than sixty (60) days after the date on which an order allowing such General Administrative Claim becomes a Final Order of the Bankruptcy Court or as soon as reasonably practicable thereafter; or (d) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

2.    Accrued Professional Compensation Claims

a.    Final Fee Applications

All final requests for Accrued Professional Compensation Claims shall be filed no later than forty-five (45) days after the Effective Date. The amount of Accrued Professional Compensation Claims owed to the Retained Professionals shall be paid in Cash to such Retained Professionals from funds held in the Professional Fee Escrow Account after such Claims are Allowed by a Final Order. To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the amount of Accrued Professional Compensation Claims owed to the Retained Professionals, such Retained Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A of this Plan. After all Allowed Accrued Professional Compensation Claims have been paid in full, any excess amounts remaining in the Professional Fee Escrow Account shall be returned to the Reorganized Debtors.

b.    Professional Fee Escrow Account

On the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Retained Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors.

c.    Professional Fee Reserve Amount

To receive payment for unbilled fees and expenses incurred through the Effective Date, the Retained Professionals shall estimate in good faith their Accrued Professional Compensation Claims (taking into account any retainers) prior to and as of the Effective Date and shall deliver such estimate to the Debtors at least three (3) calendar days prior to the Effective Date. If a Retained Professional does not provide such estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Retained Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. The total amount so estimated as of the Effective Date shall comprise the Professional Fee Reserve Amount.

d.    Post-Effective Date Fees and Expenses

Upon the Effective Date, any requirement that Retained Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate. Each Debtor or Reorganized Debtor, as applicable, may employ and pay any fees and expenses of any professional, including any Retained Professional, in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court, including with respect to any transaction, reorganization, or success fees payable by virtue of the consummation of this Plan or the occurrence of the Effective Date.

e.    Substantial Contribution Compensation and Expenses

Except as otherwise specifically provided in the Plan, any Entity that requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases under sections 503(b)(3), (4), and (5) of the Bankruptcy Code must file an application and serve such application on counsel for the Debtors or Reorganized Debtors, as applicable, and as required by the Bankruptcy Court, the Bankruptcy Code, and the Bankruptcy Rules on or before ten (10) Business Days after the Confirmation Date.

B.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall be treated under section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on or before the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and such Holder or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.

C.	United States Trustee Statutory Fees

The Debtors and the Reorganized Debtors, as applicable, will pay fees payable under 28 U.S.C § 1930(a), including fees, expenses, and applicable interests payable to the United States Trustee, for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

D.	Other Priority Claims

Subject to Article VIII hereof, on, or as soon as reasonably practicable after (i) the Initial Distribution Date, if such Other Priority Claim is an Allowed Other Priority Claim as of the Effective Date, or (ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, each Holder of an Allowed Other Priority Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Other Priority Claim, at the election of the Debtors or the Distribution Trust, as applicable: (A) Cash equal to the amount of such Allowed Other Priority Claim; (B) such other less favorable treatment as to which the Debtors or Distribution Trust, as applicable, and the Holder of such Allowed Other Priority Claim shall have agreed upon in writing; or (C) such other treatment such that it will not be impaired under section 1124 of the Bankruptcy Code; provided, however, that Other Priority Claims incurred by any Debtor in the ordinary course of business may be paid in the ordinary course of business by such Debtor in accordance with the terms and conditions of any agreements relating thereto without further notice to or order of the Bankruptcy Court.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.	Summary

The Plan is premised upon the substantive consolidation of the Debtors, as set forth in more detail below, solely for the purposes of voting, determining which Claims have accepted the Plan, confirmation of the Plan, and the resultant treatment of Claims and Equity Interests and Distributions under the terms of the Plan. Accordingly, the Plan shall serve as a motion for entry of a Bankruptcy Court order approving the substantive consolidation of the Debtors for these limited purposes. In accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims and Priority Tax Claims, as described in Article II.

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, Confirmation, and distribution pursuant hereto and under sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or an Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

Summary of Classification and Treatment of Claims and Interests

Class	Claim	Status	Voting Rights

1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

2	Thirty Two Claim	Impaired	Entitled to Vote

3	Blue Torch Claim	Impaired	Entitled to Vote

4	Unsecured Notes Claims	Impaired	Entitled to Vote

5	Aircraft Lessor Claims	Impaired	Entitled to Vote

6	General Unsecured Claims	Impaired	Entitled to Vote

7	Intercompany Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

8	Subordinated Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

9	Intercompany Interests	Unimpaired	Not Entitled to Vote (Deemed to Accept)

10	Existing PHI Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Classification and Treatment of Claims and Equity Interests

1.	Class 1 – Other Secured Claims

(a)	Classification: Class 1 consists of Other Secured Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Other Secured Claim, each Holder of an Allowed Other Secured Claim shall receive the following:

(i)	payment in full in Cash equal to the amount of such Allowed Secured Claim;

(ii)	the Collateral securing its Allowed Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of such Allowed Other Secured Claim; or

(iv)	such other treatment rendering such Allowed Other Secured Claim Unimpaired.

(c)

Voting: Class 1 is Unimpaired, and Holders of Class 1 Other Secured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Other Secured Claims are not entitled to vote to accept or reject the Plan.

2.    Class 2 – Thirty Two Claim

(a)	Classification: Class 2 consists of the Thirty Two Claim.

(b)

Allowance: On the Effective Date, the Thirty Two Claim shall be deemed Allowed in the aggregate principal amount of not less than One Hundred Thirty Million Dollars ($130,000,000) plus all interest, fees, expenses, costs, and other charges payable with respect to the Thirty Two Credit Facility under the Thirty Two Loan Agreement whether accruing before, on, or after the Petition Date.

(c)

Treatment: The Holder of an Allowed Thirty Two Claim shall receive, in full and final satisfaction, settlement, release, and discharge of its rights with respect to and under such Allowed Thirty Two Claim, the New Common Stock Class 2 Distribution.

(d)	Voting: Class 2 is Impaired, and the Holder of the Class 2 Thirty Two Claim is entitled to vote to accept or reject the Plan.

3.    Class 3 – Blue Torch Claim

(a)	Classification: Class 3 consists of the Blue Torch Claim.

(b)

Allowance: On the Effective Date, the Blue Torch Claim shall be deemed Allowed in the aggregate amount of $70 million, plus all interest, fees, expenses, costs, and other charges payable with respect to the Blue Torch Facility whether accruing before, on, or after the Petition Date.

(c)

Treatment: The Holder of the Allowed Blue Torch Claim shall, in full and final satisfaction, settlement, release, and discharge of such Holder’s rights with respect to and under such Allowed Blue Torch Claim, acquire such rights as provided under the Blue Torch Exit Facility Documents.

(d)	Voting: Class 3 is Impaired, and the Holder of the Class 3 Blue Torch Claim is entitled to vote to accept or reject the Plan.

4.    Class 4 – Unsecured Notes Claims

(a)	Classification: Class 4 consists of the Unsecured Notes Claims.

(b)

Allowance: On the Effective Date, the Unsecured Notes Claims shall be deemed Allowed in an the aggregate amount of Five Hundred Million Dollars ($500,000,000), plus interest, fees and other expenses that accrued under the Unsecured Notes and Unsecured Notes Indenture prior to the Petition Date.

(c)

Treatment: Each Holder of an Allowed Unsecured Notes Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Holder’s rights with respect to and under such Allowed Unsecured Notes Claim, its Pro Rata share of the New Common Stock Distribution; provided, however, that in the event that Class 4 votes to accept the Plan, Holders of Allowed Unsecured Notes Claims that vote to accept the Plan shall be entitled to receive, in addition to their Pro Rata share of the New Common Stock Distribution, either (A) the rights (but not the obligation) to participate in the Rights Offering and New Equity Cash-Out Option as a New Equity Cash-Out Purchaser or (B) the right (but not the obligation) to participate in the New Equity Cash-Out Option as a New Equity Cash-Out Seller.

(d)	Voting: Class 4 is Impaired, and Holders of Class 4 Unsecured Notes Claims are entitled to vote to accept or reject the Plan.

5.    Class 5 – Aircraft Lessor Claims

(a)

Classification: Class 5 consists of the Aircraft Lessor Claims of those Aircraft Lessors who enter into Modified Aircraft Leases with the Debtors. Those Aircraft Lessors who do not enter into Modified Aircraft Leases shall have their Aircraft Leases rejected and shall have the ability to file rejection damage claims which are treated as General Unsecured Claims under the Plan.

(b)	Allowance: On the Effective Date, the Aircraft Lessor Claims shall be deemed Allowed.

(c)

Treatment: Each Aircraft Lessor that enters into a Modified Aircraft Lease shall receive, in full and final satisfaction, settlement, release, and discharge of such Holder’s rights, its Pro Rata share of the New Common Stock Distribution; provided, however, that in the event that Class 4 votes to accept the Plan, Holders of Aircraft Lessor Claims that vote to accept the Plan shall be entitled to receive, in addition to their Pro Rata share of the New Common Stock Distribution, either (A) the rights (but not the obligation) to participate in the Rights Offering and New Equity Cash-Out Option as a New Equity Cash-Out Purchaser or (B) the right (but not the obligation) to participate in the New Equity Cash-Out Option as a New Equity Cash-Out Seller.

(d)	Voting: Class 5 is Impaired, and Holders of Class 5 Aircraft Lessor Claims are entitled to vote to accept or reject the Plan.

6.    Class 6 – General Unsecured Claims

(a)	Classification: Class 6 consists of the General Unsecured Claims including rejection damage claims.

(b)	Allowance: The allowance of all General Unsecured Claims shall subject to section 502 of the Bankruptcy Code and the objection and resolution process set forth in Article VIII hereof.

(c)

Treatment: Each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Holder’s rights, its Pro Rata share of the New Common Stock Distribution; provided, however, that in the event that Class 4 votes to accept the Plan, Holders of Allowed General Unsecured Claims that vote to accept the Plan shall be entitled to receive, in addition to their Pro Rata share of the New Common Stock Distribution, either (A) the rights (but not the obligation) to participate in the Rights Offering and New Equity Cash-Out Option as a New Equity Cash-Out Purchaser or (B) the right (but not the obligation) to participate in the New Equity Cash-Out Option as a New Equity Cash-Out Seller.

(d)	Voting: Class 6 is Impaired, and Holders of Class 6 General Unsecured Claims are entitled to vote to accept or reject the Plan.

7.    Class 7 – Intercompany Claims

(a)	Classification: Class 7 consists of the Intercompany Claims.

(b)

Treatment: Holders of an Intercompany Claims shall not receive or retain any property under this Plan on account of such Claims, and the obligations of the Debtors and the Reorganized Debtors on account of the Intercompany Claims shall be discharged.

(c)

Voting: Class 7 is Impaired. Because the Holders of such Intercompany Claims are not expected to receive any distributions under this Plan, they are therefore conclusively deemed, under section 1126(g) of the Bankruptcy Code, to have rejected this Plan and are not entitled to vote to accept or reject this Plan.

8.    Class 8 – Subordinated Claims

(a)	Classification: Class 8 consists of Subordinated Claims.

(b)

Treatment: Subordinated Claims are subordinated under this Plan and section 510 of the Bankruptcy Code. The Holders of Subordinated Claims shall not receive or retain any property under this Plan on account of such Claims, and the obligations of the Debtors and the Reorganized Debtors on account of the Subordinated Claims shall be discharged.

(c)

Voting: Class 8 is Impaired. Because the Holders of such Subordinated Claims are not expected to receive any distributions under this Plan, they are therefore conclusively deemed, under section 1126(g) of the Bankruptcy Code, to have rejected this Plan and are not entitled to vote to accept or reject this Plan.

9.    Class 9 – Intercompany Interests

(a)	Classification: Class 9 consists of the Intercompany Interests.

(b)

Treatment: Subject to the Restructuring Transactions, the Intercompany Interests shall remain effective, outstanding and Reinstated on the Effective Date and shall be owned and held by Reorganized PHI as of the Effective Date.

(c)

Voting: Class 9 is Unimpaired. Because the Holders of such Intercompany Interests are conclusively deemed, under section 1126(f) of the Bankruptcy Code, to have accepted this Plan, they are not entitled to vote to accept or reject this Plan.

10.    Class 10 – Existing PHI Interests

(a)	Classification: Class 10 consists of Existing PHI Interests.

(b)

Treatment: Holders of an Existing PHI Interest shall not receive or retain any property under this Plan on account of such Claims, and the obligations of the Debtors and the Reorganized Debtors on account of the Existing PHI Interests shall be discharged.

(c)

Voting: Class 10 is Impaired. Because the Holders of such Existing PHI Interests are not expected to receive any distributions under this Plan, they are therefore conclusively deemed, under section 1126(g) of the Bankruptcy Code, to have rejected this Plan and are not entitled to vote to accept or reject this Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, nothing under this Plan shall affect or limit the Debtors’ or the Reorganized Debtors’ rights and defenses (whether legal or equitable) in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

D.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Equity Interests eligible to vote, and no Holders of Claims or Equity Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the Holders of such Claims or Equity Interests in such Class.

E.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Equity Interests or any Class thereof is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

F.	Confirmation Under Section 1129(a)(10) and Section 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims. The Debtors shall seek Confirmation under section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Equity Interests.

G.	Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Equity Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Under section 510 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Allowed Equity Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

H.	Elimination of Vacant Classes

Any Class of Claims that is not occupied as of the commencement of the Confirmation Hearing by an Allowed Claim or a claim temporarily allowed under Bankruptcy Rule 3018, or as to which no vote is cast, shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

I.	Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the corporate structure for the ultimate benefit of the Holders that receive New Common Stock in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions on account of such Holders’ Allowed Claims.

ARTICLE IV

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Substantive Consolidation

Except as expressly provided in this Plan, each Debtor shall continue to maintain its separate corporate existence for all purposes other than the treatment of Claims under this Plan and distributions from the Distribution Trust. On the Effective Date, (i) all Intercompany Claims among the Debtors shall be eliminated and there shall be no distributions on account of such Intercompany Claims, (ii) any obligation of a Debtor and any guarantee thereof by any other Debtor shall be deemed to be one obligation, and any such guarantee shall be eliminated, (iii) each Claim filed or to be filed against more than one Debtor shall be deemed filed only against one consolidated Debtor and shall be deemed a single Claim against and a single obligation of the Debtors, and (iv) any joint or several liability of the Debtors shall be deemed one obligation of the Debtors, with each of the foregoing effective retroactive to the Petition Date. On the Effective Date, and in accordance with the terms of the Plan, all Claims based upon guarantees of collection, payment or performance made by one Debtor as to the obligations of another Debtor shall be released and of no further force and effect. Such substantive consolidation shall not (other than for purposes relating to the Plan) affect the legal and corporate structures of the Reorganized Debtors.

In the event the Bankruptcy Court does not approve the substantive consolidation of all of the Estates for the purposes set forth herein, the Plan shall be treated as a separate plan of reorganization for each Debtor not substantively consolidated.

The Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Chapter 11 Cases for the limited purposes set forth herein. If no objection to substantive consolidation is timely filed and served by any Holder of an Impaired Claim on or before the deadline to object to the confirmation of the Plan, or such other date as may be fixed by the Court and the Debtors meet their burden of introducing evidence to establish that substantive consolidation is merited under the standards of applicable bankruptcy law, the Confirmation Order, which shall be deemed to substantively consolidate the Debtors for the limited purposes set forth herein, may be entered by the Court. If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto shall be scheduled by the Court, which hearing shall coincide with the Confirmation Hearing.

B.	General Settlement of Claims and Interests

Under section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the Plan Distributions and other benefits provided under this Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and controversies relating to the rights that a holder of a Claim or Equity Interest may have with respect to such Claim or Equity Interest or any Plan Distribution on account thereof, including (i) the amount, value, and treatment of the Thirty Two Claim, Blue Torch Claim, Unsecured Notes Claims against the Debtors; (ii) the validity, extent and priority of the Liens securing the Thirty Two Claim and the Blue Torch Claim; (iii) the value of the Debtors’ encumbered and unencumbered assets; (iv) the allocation of distributable value among the creditor classes; and (v) the Plan Equity Value and the total enterprise value of the Debtors. In the event that, for any reason, the Confirmation Order is not entered or the Effective Date does not occur, the Debtors and the Committee reserve all of their respective rights with respect to any and all disputes resolved and settled under the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of each of the compromises and settlements embodied in the Plan, and the Bankruptcy Court’s finding that all such compromises or settlements are: (i) in the best interests of the Debtors, the Estates, the Reorganized Debtors, and their respective property and stakeholders; and (ii) fair, equitable and within the range of reasonableness. The provisions of the Plan, including, without limitation, its release, injunction, exculpation and compromise provisions, are mutually dependent.

C.	Restructuring Transactions

1.    Restructuring Transactions

On the Effective Date, the Debtors, the Reorganized Debtors, or any other entities may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan; (c) the filing of appropriate certificates of incorporation, merger, or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that the Debtors or the Reorganized Debtors, as applicable, determine are necessary or appropriate.

The Confirmation Order shall and shall be deemed to, under both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

2.    New ABL Facility

The Debtors or the Reorganized Debtors, as applicable, shall be authorized to enter into the New ABL Facility on or before the Effective Date. On the Effective Date, the New ABL Facility Documents shall constitute legal, valid, binding, and authorized obligations of either the Reorganized Debtors or the Debtors, as applicable, and following the consummation of the Restructuring Transactions, the New ABL Facility Documents shall constitute legal, valid, binding, and authorized obligations of the applicable Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended under the New ABL Facility Documents are being extended and shall be deemed to have been extended in good faith and for legitimate business purposes and are reasonable and shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New ABL Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on and security interests in the collateral granted thereunder in accordance with the terms of the New ABL Facility Documents, (c) shall be deemed automatically perfected on the Effective Date (without any further action being required by the Debtors, the Reorganized Debtors, as applicable, the applicable agent, or any of the applicable lenders), having the priority set forth in the New ABL Facility Documents and subject only to such Liens and security interests as may be permitted under the New ABL Facility Documents, and (d) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Debtors, the Reorganized Debtors, as applicable, and the Entities granted such Liens and security interests are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

3.    Blue Torch Exit Facility

On the Effective Date, the Blue Torch Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of either the Reorganized Debtors or the Debtors, as applicable, and following the consummation of the Restructuring Transactions, the Blue Torch Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the applicable Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended under the Blue Torch Exit Facility Documents are being extended and shall be deemed to have been extended in good faith and for legitimate business purposes and are reasonable and shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Blue Torch Exit Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on and security interests in the collateral granted thereunder in accordance with the terms of the Blue Torch Exit Facility Documents, (c) shall be deemed automatically perfected on the Effective Date (without any further action being required by the Debtors, the Reorganized Debtors, as applicable, the applicable agent, or any of the applicable lenders), having the priority set forth in the Blue Torch Exit Facility Documents and subject only to such Liens and security interests as may be permitted under the Blue Torch Exit Facility Documents, and (d)

shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Debtors, the Reorganized Debtors, as applicable, and the Entities granted such Liens and security interests are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

4.    New Common Stock

On the Effective Date, Reorganized PHI shall issue or reserve for issuance all of the New Common Stock issued or issuable in accordance with the terms of this Plan, subject to dilution on the terms described herein. The issuance of the New Common Stock for distribution under the Plan is authorized without the need for further corporate action, and all of the shares of New Common Stock issued or issuable under the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

5.    Rights Offering

Following the Bankruptcy Court’s approval of the Rights Offering Procedures, the Debtors shall consummate the Rights Offering in accordance therewith only if the Holders of Allowed Class 4 Claims vote to approve the Plan. Following such approval, the Rights Offering shall be conducted, and the New Common Stock shall be issued pursuant to the Rights Offering Procedures. The consummation of the Rights Offering is conditioned on approval of the Rights Offering Procedures, the funding of the New Money Equity Investment, and consummation of the Plan. Any amounts held by the Debtors with respect to the Rights Offering prior to the Effective Date shall not be entitled to any interest on account of such amounts.

6.    New Equity Cash-Out Option

Under the Plan and the New Equity Cash-Out Procedures, prior to the Effective Date, in the event that Class 4 votes to accept the Plan, Holders of Allowed Claims in Classes 4, 5 and 6 that vote to accept the Plan may exercise the New Equity Cash-Out Option, but only to the extent funded by the New Equity Cash-Out Purchasers, provided that the Allowed face amount of the Claims subject to the New Equity Cash-Out Option by New Equity Cash-Out Sellers shall not exceed, in the aggregate, $150 million.

D.	Stockholders Agreement

On the Effective Date, Reorganized PHI and the Holders of the New Common Stock shall enter into the Stockholders Agreement in substantially the form included in the Plan Supplement. The Stockholders Agreement shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each holder of the New Common Stock shall be bound thereby, in each case without the need for execution by any party thereto other than Reorganized PHI, the parent company of the Reorganized Debtors.

E.	Management Incentive Plan

Effective as of the Effective Date, shares will be reserved for issuance under the Management Incentive Plan to directors, officers, and key employees of the Reorganized Debtors in accordance with the material terms set forth in the Plan Supplement. The Management Incentive Plan shall provide for 10% of the New Common Stock on a fully diluted basis.

F.	Intercompany Interests

On the Effective Date and without the need for any further corporate action or approval of any board of directors, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, all Intercompany Interests shall be Reinstated and unaffected by this Plan and continue in place following the Effective Date.

G.	Restructuring Expenses

On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall pay in full in Cash all outstanding Restructuring Expenses incurred, or estimated to be incurred, through the Effective Date, in accordance with the terms of the applicable orders, engagement letters, or other applicable contractual arrangements, but without regard to any notice or objection period as may be contained in such applicable orders, engagement letters, or other applicable contractual arrangements, subject to adjustment, if necessary, for the actual Restructuring Expenses incurred; provided, however, with respect to any Restructuring Expenses incurred through the Confirmation Date, to the extent any notice or objection period has not yet run as of the Effective Date, any such notice or objection periods shall survive after the Effective Date and, to the extent of any timely and successful objection to any Restructuring Expenses, the recipient of such successfully challenged Restructuring Expenses shall be subject to disgorgement.

H.	Continued Corporate Existence

Except as otherwise provided in the Plan, each Debtor shall continue to exist as of the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and under the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be under the Plan and require no further action or approval.

I.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated herein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Equity Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

J.	Cancellation of Agreements, Security Interests, and Other Interests

On the Effective Date, except to the extent otherwise provided herein, all notes, instruments, certificates, and other documents evidencing the Thirty Two Claim, Blue Torch Claim, Unsecured Notes Claims, and Equity Interests, shall be cancelled and the obligations of the Debtors or the Reorganized Debtors and any non-Debtor Affiliates thereunder or in any way related thereto shall be discharged and the agents thereunder shall be discharged from all obligations thereunder. Thirty Two’s commitments and obligations (if any) to extend any further or future credit or financial accommodations under the Thirty Two Loan Agreement to any of the Debtors, any of their respective subsidiaries, or any of their respective successors or assigns (as applicable), Thirty Two’s participation in letters of credit issued under the Thirty Two Loan Agreement (other than the obligations of any relevant letter of credit issuer with respect to outstanding letters of credit that remain outstanding in accordance with Article III of this Plan), and all security interests and/or Liens granted under the Blue Torch Facility and/or any other Secured Claims shall also be automatically released, discharged, terminated, and of no further force and effect as of the Effective Date; provided that, notwithstanding Confirmation or the occurrence of the Effective Date, any credit document or agreement that governs the rights of any Holder of a Thirty Two Claim, Unsecured Notes Claim, or Equity Interest shall continue in effect solely for purposes of (1) allowing Holders of such Allowed Claims or Equity Interests to receive distributions under the Plan and (2) allowing and preserving the rights of the agents or representative of Holders of such Claims or Equity Interests, as applicable, to make distributions on account of such Allowed Claims or Equity Interests, as provided herein.

K.	Exemption from Registration Requirements

The offering, issuance, and distribution of any Equity Securities, including the New Common Stock, under the Plan shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act under section 1145 of the Bankruptcy Code or under section 4(a)(2) of the Securities Act. Except as otherwise provided in the Plan or the governing certificates or instruments, any and all New Common Stock issued under the Plan will be freely tradable under the Securities Act by the recipients thereof, subject to: (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Equity Securities or instruments, including any such restrictions in the Stockholders Agreement; (2) the restrictions, if any, on the transferability of such Equity Securities and instruments; and (3) any other applicable regulatory approval.

L.	Organizational Documents

Subject to Article IV.C of this Plan, the Reorganized Debtors (including, for the avoidance of doubt, Reorganized PHI) shall enter into such agreements and amend their corporate governance documents to the extent necessary to implement the terms and provisions of the Plan. Under section 1123(a)(6) of the Bankruptcy Code, the organizational documents of each of the Reorganized Debtors will prohibit the issuance of non-voting Equity Securities. After the Effective Date, the Reorganized Debtors may amend and restate their respective organizational documents, and the Reorganized Debtors may file their respective certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the organization documents of each of the Reorganized Debtors.

M.	Exemption from Certain Transfer Taxes and Recording Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity under, in contemplation of, or in connection with the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

N.	New Board and Officers of the Reorganized Debtors

1.    The New Board

As of the Effective Date, the terms of the current members of the board of directors of PHI shall expire, and, without further order of the Bankruptcy Court, the New Board shall be appointed and shall initially comprise seven (7) members as follows: (a) the Chief Executive Officer of Reorganized PHI (as named by the New Board); (b) two (2) members designated by Mr. Al Gonsoulin; and (c) four (4) members designated by Holders of Unsecured Notes.

Members of the New Board will be disclosed in the Plan Supplement or at the Confirmation Hearing. The existing directors of each of the Debtors’ subsidiaries shall remain in their current capacities as directors of the applicable Reorganized Debtor, until replaced or removed in accordance with the organizational documents of the applicable Reorganized Debtors.

2.    Senior Management

On the Effective Date, the officers of the Reorganized Debtors shall be substantially the same and their employment shall be subject to the ordinary rights and powers of the New Board to remove or replace them in accordance with the Reorganized Debtors’ organizational documents and any applicable employment agreements that are assumed under the Plan.

O.	Directors and Officers Insurance Policies

Notwithstanding anything in the Plan to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies under section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be filed.

In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect on the Petition Date, with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity on or at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors and officers remain in such positions after the Effective Date.

P.	Other Insurance Policies

On the Effective Date, each of the Debtors’ insurance policies in existence as of the Effective Date shall be Reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed by the applicable Reorganized Debtor under section 365 of the Bankruptcy Code and Article V of this Plan. Nothing in the Plan shall affect, impair, or prejudice the rights of the insurance carriers, the insureds, or the Reorganized Debtors under the insurance policies in any manner, and such insurance carriers, the insureds, and Reorganized Debtors shall retain all rights and defenses under such insurance policies. The insurance policies shall apply to and be enforceable by and against the insureds and the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors, as existed prior to the Effective Date.

Q.	Preservation of Rights of Action

In accordance with section 1123(b) of the Bankruptcy Code but subject to the releases set forth in Article IX of this Plan, all Causes of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors shall have the exclusive right, authority, and discretion to determine, initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, whether arising before or after the Petition Date, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. Subject to the releases set forth in Article IX of this Plan, no Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any specific Cause of Action as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise) or laches, shall apply to any Cause of Action upon, after, or as a consequence of the Confirmation or the occurrence of the Effective Date.

R.	Corporate Action

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Equity Interests, directors, managers, or officers of the Debtors, the Reorganized Debtors, or any other Entity, including: (1) assumption of Executory Contracts and Unexpired Leases; (2) selection of the directors, managers, and officers for the Reorganized Debtors; (3) the execution of and entry into the New ABL Facility Documents, the Blue Torch Exit Facility Documents and the New Equity Documents; (4) the issuance and distribution of the New Common Stock as provided herein; and (5) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the company structure of the Debtors and any company action required by the Debtors in connection therewith shall be deemed to have occurred on and shall be in effect as of the Effective Date without any requirement of further action by the security holders, directors, managers, authorized persons, or officers of the Debtors.

On or prior to the Effective Date, the appropriate officers, directors, managers, or authorized persons of the Debtors (including any president, vice-president, chief executive officer, treasurer, general counsel, or chief financial officer thereof) shall be authorized and directed to issue, execute, and deliver the agreements, documents, securities, certificates of incorporation, certificates of formation, bylaws, operating agreements, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Debtors or the Reorganized Debtors, as applicable, including (1) the New ABL Facility Documents, the Blue Torch Exit Facility Documents and the New Equity Documents and (2) any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

S.	Effectuating Documents; Further Transactions

Prior to, on, and after the Effective Date, the Debtors and Reorganized Debtors and the directors, managers, officers, authorized persons, and members of the boards of directors or managers and directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of the Plan, the New ABL Facility Documents, the Blue Torch Exit Facility Documents and the New Equity Documents, and any securities issued under the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, or consents except for those expressly required under the Plan. All counterparties to any documents described in this paragraph are authorized to and may execute any such documents as may be required or provided by such documents without further order of the Court.

T.	Workers’ Compensation Programs

As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under (1) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate and (2) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans, in each case, for workers’ compensation and workers’ compensation insurance. Any and all Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state law.

ARTICLE V

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, all Executory Contracts and Unexpired Leases shall be deemed assumed without the need for any further notice to or action, order, or approval of the Bankruptcy Court as of the Effective Date under section 365 of the Bankruptcy Code.

Entry of the Confirmation Order shall constitute a Bankruptcy Court Final Order approving the assumption or assumption and assignment, as applicable, of such Executory Contracts or Unexpired Leases as set forth in the Plan, under sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, the assumption or assumption and assignment of Executory Contracts and Unexpired Leases under the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed under the Plan or a Bankruptcy Court Final Order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified in the Plan or any Final Order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law.

To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned under the Plan restricts or prevents, purports to restrict or prevent, or is breached or deemed breached by the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

B.	Cure of Defaults; Assignment of Executory Contracts and Unexpired Leases

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed under the Plan shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or in the ordinary course of business, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the Bankruptcy Court shall hear such dispute prior to the assumption becoming effective. The cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption and shall not prevent or delay implementation of the Plan or the occurrence of the Effective Date.

Assumption of any Executory Contract or Unexpired Lease under the Plan or otherwise and payment of the applicable Cure Amount shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any proof of claim filed with respect to an Executory Contract or Unexpired Lease that is assumed shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court.

C.	Contracts and Leases Entered into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

D.	Indemnification and Reimbursement Obligations

On and as of the Effective Date, the indemnification provisions will be assumed and irrevocable and will survive the effectiveness of the Plan, and the Reorganized Debtors’ governance documents will provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of and advancement of fees and expenses to the Debtors’ and the Reorganized Debtors’ current and former directors, officers, employees, and agents to the fullest extent permitted by law and at least to the same extent as the certificate of incorporation, bylaws, or similar organizational documents of each of the respective Debtors as of the Petition Date, against any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed, or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. None of the Reorganized Debtors shall amend and/or restate its certificate of incorporation, bylaws, or similar organizational document before or after the Effective Date to terminate or materially adversely affect (1) any of the Reorganized Debtors’ obligations referred to in the immediately preceding sentence or (2) the rights of such managers, directors, officers, employees, or agents referred to in the immediately preceding sentence. Notwithstanding anything to the contrary herein, the Reorganized Debtors shall not be required to indemnify the Debtors’ managers, directors, officers, or employees for any claims or Causes of Action for which indemnification is barred under applicable law, the Debtors’ organizational documents, or applicable agreements governing the Debtors’ indemnification obligations.

On and as of the Effective Date, any of the Debtors’ indemnification obligations with respect to any contract or agreement that is the subject of or related to any litigation against the Debtors or Reorganized Debtors, as applicable, shall be assumed by the Reorganized Debtors and otherwise remain unaffected by the Chapter 11 Cases; provided that the Reorganized Debtors shall not indemnify the Debtors’ directors for any claims or causes of action for which indemnification is barred under applicable law, the Debtors’ organizational documents, or applicable agreements governing the Debtors’ indemnification obligations.

E.	Employee Compensation and Benefits

Subject to the Provisions of the Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date under the provisions of sections 365 and 1123 of the Bankruptcy Code; provided that (a) with respect to management, any provision relating to equity-based awards, including any termination-related provisions with respect to equity based awards, will be replaced and superseded in its entirety by the Management Incentive Plan, and (b) the insider and non-insider cash-based incentive compensation plans for fiscal year 2019 and the pre-filing key employee retention plan and non-insider retention plan will be assumed. The Reorganized Debtors shall honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date and not otherwise paid under a Bankruptcy Court order.

Any assumption of Compensation and Benefits Programs under the terms herein shall not be deemed to trigger any applicable change of control, immediate vesting, termination, or similar provisions therein. No counterparty shall have rights under a Compensation and Benefits Program assumed under the Plan other than those applicable immediately prior to such assumption.

F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease.

G.	Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have thirty (30) calendar days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, including by rejecting such contract or lease nunc pro tunc to the Confirmation Date.

H.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases under section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided in the “Treatment” sections in Article III hereof or as ordered by the Bankruptcy Court, initial distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Initial Distribution Date or as soon thereafter as is practicable. Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Disputed Claims that first become Allowed Claims after the Effective Date shall be made under Article VII hereof.

B.	Delivery of Distributions

1.    Delivery of Distributions by the Distribution Trust or Other Applicable Distribution Agent

Other than as specifically set forth below, the Distribution Trust or other applicable Distribution Agent shall make all distributions required to be distributed under this Plan. The Distribution Trust may employ or contract with other entities to assist in or make the distributions required by this Plan and may pay the reasonable fees and expenses of such entities and the Distribution Agents in the ordinary course of business. No Distribution Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

From and after the Effective Date, any Distribution Agent, solely in its capacity as Distribution Agent, shall be exculpated by all Persons and Entities, including, without limitation, Holders of Claims and Equity Interests and other parties in interest, from any and all claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Distribution Agent by the Plan or any order of the Bankruptcy Court entered under or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the Distribution Agent’s gross negligence, willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts. No Holder of a Claim or Equity Interest or other party in interest shall have or pursue any claim or Cause of Action against a Distribution Agent, solely in its capacity as Distribution Agent, for making payments in accordance with the Plan or for implementing provisions of the Plan, except for actions or omissions to act arising out of such Distribution Agent’s gross negligence, willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts.

2.    Minimum Distributions

Notwithstanding anything herein to the contrary, the Reorganized Debtors and the Distribution Agents shall not be required to make distributions or payments of less than $100 (whether Cash or otherwise) and shall not be required to make partial distributions or payments of fractions of dollars. Whenever any payment or distribution of a fraction of a dollar or fractional share of New Common Stock under the Plan would otherwise be called for, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole dollar or share of New Common Stock (up or down), with half dollars and half shares of New Common Stock or less being rounded down. The total number of authorized shares of New Common Stock, as applicable, shall be adjusted as necessary to account for the foregoing rounding.

3.    Distribution Record Date

At the close of business on the Distribution Record Date, the Claims Register shall be closed. Accordingly, the Debtors, the Distribution Trust or other applicable Distribution Agent will have no obligation to recognize the assignment, transfer or other disposition of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute securities, property, notices and other documents only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Distribution Trust or other applicable Distribution Agent shall be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on the Claims Register, or their books and records, as of the close of business on the Distribution Record Date.

4.    Delivery of Distributions in General

Except as otherwise provided herein, the Debtors, the Distribution Trust or other applicable Distribution Agent, as applicable, shall make distributions to Holders of Allowed Claims, or in care of their authorized agents, as appropriate, at the address for each such Holder or agent as indicated on the Debtors’ or other applicable Distribution Agent’s books and records as of the date of any such distribution; provided, however, that the manner of such distributions shall be determined in the discretion of the applicable Distribution Agent; provided further, that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in the latest Proof of Claim Filed by such Holder under Bankruptcy Rule 3001 as of the Distribution Record Date.

5.    Undeliverable Distributions

If any distribution to a Holder of an Allowed Claim made in accordance herewith is returned to the Reorganized Debtors (or their Distribution Agent) as undeliverable, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such Holder’s then-current address or other necessary information for delivery, at which time such undelivered distribution shall be made to such Holder within ninety (90) days of receipt of such Holder’s then-current address or other necessary information; provided, however that any such undelivered distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six (6) months from the later of (a) the Effective Date and (b) the date of the initial attempted distribution. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable non-bankruptcy escheat, abandoned, or unclaimed property laws to the contrary), and the right, title, and interest of any Holder to such property or interest in property shall be discharged and forever barred.

C.	Manner of Payment

At the option of the Distribution Agent, any Cash payment to be made under the Plan may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

D.	No Postpetition or Default Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order and notwithstanding any documents that govern the Debtors’ prepetition indebtedness to the contrary, (1) postpetition and/or default interest shall not accrue or be paid on any Claims, and (2) no Holder of a Claim shall be entitled to (a) interest accruing on or after the Petition Date on any such Claim or (b) interest at the contract default rate, each as applicable.

E.	Setoffs and Recoupments

Each Debtor or Reorganized Debtor, as applicable, or such Entity’s designee, may, under section 553 of the Bankruptcy Code or other applicable nonbankruptcy law, offset or recoup against any Allowed Claim and the distributions to be made under this Plan on account of such Allowed Claim any and all Claims, rights, and Causes of Action that such Debtor or Reorganized Debtor or its successors may hold against the Holder of such Allowed Claim; provided, however that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder will constitute a waiver or release by a Debtor or Reorganized Debtor or its successor of any Claims, rights, or Causes of Action that a Reorganized Debtor or its successor or assign may possess against such Holder.

F.	Rights and Powers of Distribution Agent

The Distribution Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (ii) make all applicable distributions or payments provided for under this Plan; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers (A) as may be vested in the Distribution Agent by order of the Bankruptcy Court (including any order issued after the Effective Date) or under this Plan or (B) as deemed by the Distribution Agent to be necessary and proper to implement the provisions of this Plan.

To the extent the Distribution Agent is an Entity other than a Debtor or a Reorganized Debtor, except as otherwise ordered by the Bankruptcy Court and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by the Distribution Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including for reasonable attorneys’ and other professional fees and expenses) made by the Distribution Agent shall be paid in Cash by the Reorganized Debtors.

G.	Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Debtors, Reorganized Debtors, Distribution Agent, and other applicable withholding and reporting agents shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtors, Reorganized Debtors, Distribution Agent, and other applicable withholding and reporting agents shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors, Reorganized Debtors, Distribution Agent, and other applicable withholding agents reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens, and encumbrances. For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

Notwithstanding the above, each Holder of an Allowed Claim that is to receive a distribution under this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution. The Reorganized Debtors and the Distribution Agent have the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to any issuing or distribution party for payment of any such tax obligations.

The Reorganized Debtors and the Distribution Agent may require, as a condition to receipt of a distribution, that the Holder of an Allowed Claim provide any information necessary to allow the distributing party to comply with any such withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority. If the Reorganized Debtors or the Distribution Agent make such a request and the Holder fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

H.	Surrender of Cancelled Instruments or Securities

On the Effective Date, each Holder of a certificate or instrument evidencing a Claim or an Equity Interest shall be deemed to have surrendered such certificate or instrument to the Distribution Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Equity Interest, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Allowed General Unsecured Claims.

I.	Claims Paid or Payable by Third Parties

1.    Claims Payable by Insurance

No distributions under the Plan shall be made on account of an Allowed Claim that is payable under one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy.

2.    Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE VII

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED AND DISPUTED CLAIMS

A.	Allowance of Claims and Interests

After the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Equity Interest immediately prior to the Effective Date. This Article VII shall not apply to the Secured Claims, which Claims shall be Allowed in full and will not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any person or Entity. All settled Claims approved prior to the Effective Date by a Final Order of the Bankruptcy Court under Bankruptcy Rule 9019 or otherwise shall be binding on all parties.

B.	Proofs of Claim

Holders of Claims and Equity Interests need not file a Proof of Claim with the Bankruptcy Court and shall be subject to the Bankruptcy Court process only to the extent provided in the Plan. On and after the Effective Date, except as otherwise provided in the Plan, all Allowed Claims shall be satisfied in the ordinary course of business of the Reorganized Debtors. The Debtors and the Reorganized Debtors, as applicable, shall have the exclusive authority to file, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under the Plan; provided, however that, consistent with section 502(a) of the Bankruptcy Code, any party in interest is permitted to object to any Proof of Claim that is Filed with the Bankruptcy Court. If the Debtors or Reorganized Debtors dispute any Claim (other than the Thirty Two Claim (which shall be treated in accordance with Article III), and the Equity Interests in Holdings (which shall be treated in accordance with Article III)), such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced; provided further that the Debtors, Reorganized Debtors, or any party in interest may object to any Claim (other than Claims expressly Allowed by the Plan) and request to have the validity or amount of any Claim adjudicated by the Bankruptcy Court; provided further that Holders of Claims and Administrative Claims may elect to resolve the validity or amount of any Claim in the Bankruptcy Court. If a Holder makes such an election, the Bankruptcy Court shall apply the law that would have governed the dispute if the Chapter 11 Cases had not been filed. All Proofs of Claim filed in these Chapter 11 Cases shall be considered objected to and Disputed Claims without further action by the Debtors. On the Effective Date, all Proofs of Claim filed against the Debtors, regardless of when such Proofs of Claim were filed, including Proofs of Claims filed after the Effective Date, shall be deemed withdrawn, and such creditor that Files a Proof of Claim with the Bankruptcy Court retains any right it may have to pursue remedies in a forum other than the Bankruptcy Court in accordance with applicable law.

C.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority to (1) file, withdraw, or litigate to judgment, any objections to Claims or Equity Interests and (2) settle or compromise any Disputed Claim or Equity Interest without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Equity Interest, including the Causes of Action retained under the Plan.

D.	Estimation of Claims and Equity Interests

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Equity Interest that is contingent or unliquidated under section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Equity Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Equity Interest, including during the litigation of any objection to any Claim or Equity Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged but that either is subject to appeal or has not been the subject of a Final Order shall be deemed to be estimated at zero ($0.00) dollars unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Equity Interest, that estimated amount shall constitute a maximum limitation on such Claim or Equity Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Equity Interest.

E.	Adjustment to Claims Without Objection

Any duplicate Claim or Equity Interest or any Claim or Equity Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged by the Reorganized Debtors without the Reorganized Debtors having to file an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Equity Interest, and without any further notice to or action, order, or approval of the Bankruptcy Court.

F.	Disallowance of Certain Claims

Any Claims held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be deemed disallowed under section 502(d) of the Bankruptcy Code unless expressly Allowed under the Plan, and Holders of such Claims may not receive any distributions on account of such Claims and Equity Interests until such time as such Causes of Action against that Entity have been settled or a Final Order of the Bankruptcy Court with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Reorganized Debtors.

G.	No Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a Claim or Equity Interest is a Disputed Claim or Equity Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Equity Interest unless and until such Disputed Claim or Equity Interest becomes an Allowed Claim or Equity Interest.

H.	Distributions After Allowance

To the extent that a Disputed Claim or Equity Interest ultimately becomes an Allowed Claim or Equity Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Equity Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Equity Interest becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim or Equity Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Equity Interest.

I.	No Interest

Interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim if and when such Disputed Claim becomes an Allowed Claim.

ARTICLE VIII

CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

A.	Conditions Precedent to the Effective Date

The following are conditions precedent to the Effective Date that must be satisfied or waived in accordance with the terms of the Plan:

1.    this Plan and the Restructuring Documents shall be in form and substance reasonably acceptable to the Debtors.

2.    the Confirmation Date has occurred and the Confirmation Order is a Final Order;

3.    all government and third-party approvals and consents, including Bankruptcy Court approval, necessary in connection with the transactions provided for in this Plan have been obtained, are not subject to unfulfilled conditions, and are in full force and effect, and all applicable waiting periods have expired without any action having been taken by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on such transactions; and

4.    all Restructuring Expenses have been paid in accordance with Article IVG hereto.

B.	Waiver of Conditions

The Debtors or the Reorganized Debtors, as applicable, may waive any of the conditions to the Effective Date set forth above at any time, without any notice to parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court and without any formal action other than a proceeding to confirm the Plan.

ARTICLE IX

RELEASE, DISCHARGE, INJUNCTION AND RELATED PROVISIONS

A.	General

Under section 1123 of the Bankruptcy Code, and in consideration for the classification, distributions, releases and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and Equity Interests and controversies resolved under this Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Equity Interests and controversies, as well as a finding by the Bankruptcy Court that any such compromise or settlement is in the best interests of the Debtors, their Estates, and any Holders of Claims and Equity Interests and is fair, equitable and reasonable.

Notwithstanding anything contained herein to the contrary, the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions (if any) and treatments hereunder, takes into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise. As of the Effective Date, any and all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, relating to the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions (if any) and treatments hereunder, are settled, compromised, terminated and released pursuant hereto; provided, however, that nothing contained herein shall preclude any Person or Entity from exercising their rights under and consistent with the terms of this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan.

B.	Release of Claims and Causes of Action

1.    Release by the Debtors and Their Estates.

Under section 1123(b) and any other applicable provisions of the Bankruptcy Code, and except as otherwise expressly provided in this Plan, effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, the Debtors and the Reorganized Debtors, in their respective individual capacities and as debtors in possession, and on behalf of themselves and their respective Estates, including, without limitation, any successor to the Debtors or any Estate representative appointed or selected under section 1123(b)(3) of the Bankruptcy Code (collectively, the “Debtor Releasing Parties”) will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to each of the Released Parties (and each such Released Party so released shall be deemed forever released, waived and discharged by the Debtor Releasing Parties) and their respective assets and properties (the “Debtor Release”) from any and all Claims,

Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whether directly or derivatively held, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to any of (i) the Debtors, the Chapter 11 Cases, the marketing of any of the Debtors’ assets, the Disclosure Statement, this Plan and the Restructuring Documents, (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, (iii) the business or contractual arrangements between any Debtor and any Released Parties, (iv) the negotiation, formulation or preparation of this Plan, the Disclosure Statement, the Restructuring Documents, or related agreements, instruments or other documents, (v) the restructuring of Claims or Equity Interests prior to or during the Chapter 11 Cases, (vi) the purchase, sale, or rescission of the purchase or sale of any Claim or Equity Interest of the Debtors or the Reorganized Debtors, and/or (vii) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan that such Debtor Releasing Party would have been legally entitled to assert (whether individually or collectively) or that any Holder of a Claim or Equity Interest or other Entity would have been legally entitled to assert for, or on behalf or in the name of, any Debtor, its respective Estate or any Reorganized Debtor (whether directly or derivatively) against any of the Released Parties; provided, however, that the foregoing provisions of this Debtor Release shall not operate to waive, release or otherwise impair: (i) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction and/or (ii) the rights of such Debtor Releasing Party to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan or assumed under this Plan or assumed pursuant to Final Order of the Bankruptcy Court.

The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and the Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released under this Debtor Release. Notwithstanding the foregoing, nothing in this Article IX.B shall or shall be deemed to prohibit the Debtors or the Reorganized Debtors from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, Causes of Action or liabilities they may have against any Person that is based upon an alleged breach of a confidentiality or non-compete obligation owed to the Debtors or the Reorganized Debtors, unless otherwise expressly provided for in this Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, under Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released by the Debtor Release; (iii) in the best interests of the Debtors and their Estates; (iv) fair, equitable and reasonable; and (v) given and made after due notice and opportunity for hearing.

2.    Release by Third Parties.

Except as otherwise expressly provided in this Plan, effective as of the Effective Date, to the fullest extent permitted by applicable law, for good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, and without limiting or otherwise modifying the scope of the Debtor Release provided by the Debtor Releasing Parties above, each Non-Debtor Releasing Party (together with the Debtor Releasing Parties, the “Releasing Parties”) will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to each of the Released Parties (and each such Released Party so released shall be deemed forever released, waived and discharged by the Non-Debtor Releasing Parties) and their respective assets and properties (the “Third Party Release”) from any and all Claims, Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whether directly or derivatively held, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to any of (i) the Debtors, the Chapter 11 Cases, the Disclosure Statement, this Plan and the Restructuring Documents, (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, (iii) the business or contractual arrangements between any Debtor and any Released Parties, (iv) the negotiation, formulation or preparation of this Plan, the Disclosure Statement, the Restructuring Documents, or related agreements, instruments or other documents, (v) the restructuring of Claims or Equity Interests prior to or during the Chapter 11 Cases, (vi) the purchase, sale or rescission of the purchase or sale of any Claim or Equity Interest of the Debtors or the Reorganized Debtors, and/or (vii) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan that such Non-Debtor Releasing Party would have been legally entitled to assert (whether individually or collectively) against any of the Released Parties; provided, however, that the foregoing provisions of this Third Party Release shall not operate to waive, release or otherwise impair: (i) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; (ii) any of the indebtedness and obligations of the Debtors and/or the Reorganized Debtors under this Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with this Plan or assumed under this Plan or assumed pursuant to Final Order of the Bankruptcy Court; (iii) the rights of such Non-Debtor Releasing Party to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with this Plan or assumed under this Plan or assumed pursuant to Final Order of the Bankruptcy Court; and/or (iv) any objections with respect to any Retained Professional’s final fee application or Accrued Professional Compensation Claims in these Chapter 11 Cases.

The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and the Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released under this Third Party Release.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Third Party Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released by the Third Party Release; (iii) in the best interests of the Debtors and all Holders of Claims and Equity Interests; (iv) fair, equitable and reasonable; and (v) given and made after due notice and opportunity for hearing.

C.	Waiver of Statutory Limitations on Releases

Each of the Releasing Parties in each of the releases contained above expressly acknowledges that although ordinarily a general release may not extend to Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the release, which if known by it may have materially affected its settlement with the released party. The releases contained in this Plan are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, foreseen or unforeseen.

D.	Discharge of Claims and Equity Interests

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by this Plan or the Confirmation Order, effective as of the Effective Date, all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims, Equity Interests and Causes of Action of any kind or nature whatsoever against the Debtors or any of their respective assets or properties, including any interest accrued on such Claims or Equity Interests from and after the Petition Date, and regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, distributed or retained under this Plan on account of such Claims, Equity Interests or Causes of Action.

Except as otherwise expressly provided by this Plan or the Confirmation Order, upon the Effective Date, the Debtors and their Estates shall be deemed discharged and released under and to the fullest extent provided under sections 524 and 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code. Such discharge shall void any judgment obtained against the Debtors or the Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim.

Except as otherwise expressly provided by this Plan or the Confirmation Order, upon the Effective Date: (i) the rights afforded herein and the treatment of all Claims and Equity Interests shall be in exchange for and in complete satisfaction, settlement, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their respective assets, property, or Estates; (ii) all Claims and Equity Interests shall be satisfied, discharged, and released in full, and each of the Debtor’s liability with respect thereto shall be extinguished completely without further notice or action; and (iii) all Entities shall be precluded from asserting against the Debtors, the Estates, the Reorganized Debtors, each of their respective successors and assigns, and each of their respective assets and properties, any such Claims or Equity Interests, whether based upon any documents, instruments or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date or otherwise.

E.	Exculpation

Effective as of the Effective Date, the Exculpated Parties shall neither have nor incur any liability to any Entity for any claims or Causes of Action arising prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Confirmation or Consummation of this Plan, the

Disclosure Statement, the Restructuring Documents or any contract, instrument, release or other agreement or document created or entered into in connection with this Plan or any other postpetition act taken or omitted to be taken in connection with the restructuring of the Debtors, the approval of the Disclosure Statement or Confirmation or Consummation of this Plan; provided, however, that the foregoing provisions of this exculpation shall not operate to waive, release or otherwise impair: (i) any Causes of Action expressly set forth in and preserved by this Plan or the Plan Supplement; (ii) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Exculpated Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; (iii) any of the indebtedness or obligations of the Debtors and/or the Reorganized Debtors under this Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with the Plan or assumed under this Plan or assumed pursuant to Final Order of the Bankruptcy Court, (iv) the rights of any Entity to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan or assumed under this Plan or assumed pursuant to Final Order of the Bankruptcy Court; and/or (v) any objections with respect to any Retained Professional’s final fee application or Accrued Professional Compensation Claims in these Chapter 11 Cases; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning its respective duties under, or in connection with, the above-referenced documents, actions or inactions.

The foregoing exculpation shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person. Notwithstanding the foregoing, nothing in this Article IX.E shall or shall be deemed to prohibit the Debtors or the Reorganized Debtors from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, Causes of Action or liabilities they may have against any Person that is based upon an alleged breach of a confidentiality or non-compete obligation owed to the Debtors or the Reorganized Debtors, in each case unless otherwise expressly provided for in this Plan.

F.	Preservation of Causes of Action

1.    Maintenance of Causes of Action

Except as otherwise provided in this Article IX or elsewhere in this Plan or the Confirmation Order, after the Effective Date, the Reorganized Debtors shall retain all rights to commence, pursue, litigate or settle, as appropriate, any and all Causes of Action, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Cases; provided, however, that the foregoing shall not be deemed to include any other claims or Causes of Action (i) released under Article IX.B.1 hereof or (ii) exculpated under Article IX.E hereof to the extent of any such exculpation. The Reorganized Debtors, as the successors-in-interest to the Debtors and the Estates, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of such Causes of Action, in each case solely to the extent of the Debtors’ or their Estates’ interest therein, without notice to or approval from the Bankruptcy Court.

2.    Preservation of All Causes of Action Not Expressly Settled or Released

The Debtors expressly reserve all Causes of Action for later adjudication by the Debtors or the Reorganized Debtors (including, without limitation, Causes of Action not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after the Confirmation or Consummation of this Plan based on the Disclosure Statement, this Plan or the Confirmation Order, except in each case where such Causes of Action have been expressly waived, relinquished, released, compromised or settled in this Plan, the Confirmation Order or any other Final Order, including, without limitation or any other claims or Causes of Action (i) released under Article IX.B.1 hereof or (ii) exculpated under Article IX.E hereof to the extent of any such exculpation. In addition, the Debtors and the Reorganized Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which any of the Debtors are a plaintiff, defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

G.	Injunction

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN OR THE CONFIRMATION ORDER, FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS AND ENTITIES ARE, TO THE FULLEST EXTENT PROVIDED UNDER SECTION 524 AND OTHER APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, PERMANENTLY ENJOINED FROM (I) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY SUIT, ACTION OR OTHER PROCEEDING; (II) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE, OR ORDER; (III) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE; (IV) ASSERTING A SETOFF OR RIGHT OF SUBROGATION OF ANY KIND; OR (V) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND, IN EACH CASE ON ACCOUNT OF OR WITH RESPECT TO ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, EQUITY INTEREST, OR REMEDY RELEASED OR TO BE RELEASED, SETTLED OR TO BE SETTLED OR DISCHARGED OR TO BE DISCHARGED UNDER THIS PLAN OR THE CONFIRMATION ORDER AGAINST ANY PERSON OR ENTITY SO RELEASED OR DISCHARGED (OR THE PROPERTY OR ESTATE OF ANY PERSON OR ENTITY SO RELEASED, DISCHARGED). ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES UNDER SECTION 105 OR SECTION 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE.

H.	Binding Nature of the Plan

ON THE EFFECTIVE DATE, AND EFFECTIVE AS OF THE EFFECTIVE DATE, THIS PLAN SHALL BIND, AND SHALL BE DEEMED BINDING UPON, THE DEBTORS, THE REORGANIZED DEBTORS, ANY AND ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, ALL PERSONS AND ENTITIES THAT ARE PARTIES TO OR ARE SUBJECT TO THE SETTLEMENTS, COMPROMISES, RELEASES, DISCHARGES, AND INJUNCTIONS DESCRIBED IN THIS PLAN, EACH PERSON ACQUIRING PROPERTY UNDER THIS PLAN, ANY AND ALL NON-DEBTOR PARTIES TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES WITH THE DEBTORS AND THE RESPECTIVE SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING WHETHER OR NOT SUCH PERSON OR ENTITY (I) WILL RECEIVE OR RETAIN ANY PROPERTY, OR INTEREST IN PROPERTY, UNDER THIS PLAN, (II) HAS FILED A PROOF OF CLAIM OR INTEREST IN THE CHAPTER 11 CASES OR (III) FAILED TO VOTE TO ACCEPT OR REJECT THIS PLAN, AFFIRMATIVELY VOTED TO REJECT THIS PLAN OR IS CONCLUSIVELY PRESUMED TO REJECT THIS PLAN.

I.	Protection Against Discriminatory Treatment

To the extent provided by section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Persons and Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend or refuse to renew a license, permit, charter, franchise or other similar grant to, condition such a grant to, discriminate with respect to such a grant, against the Reorganized Debtors, or another Person or Entity with whom the Reorganized Debtors have been associated, solely because any Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge) or has not paid a debt that is dischargeable in the Chapter 11 Cases.

J.	Integral Part of Plan

Each of the provisions set forth in this Plan with respect to the settlement, release, discharge, exculpation, and injunction of, for or with respect to Claims and/or Causes of Action are an integral part of this Plan and essential to its implementation. Accordingly, each Entity that is a beneficiary of such provision shall have the right to independently seek to enforce such provision and such provision may not be amended, modified, or waived after the Effective Date without the prior written consent of such beneficiary.

K.	Preservation of Privilege and Defenses

No action taken by the Debtors or Reorganized Debtors in connection with this Plan shall be (or be deemed to be) a waiver of any privilege or immunity of the Debtors or Reorganized Debtors, as applicable, including any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral). The Confirmation Order shall provide that, notwithstanding the Reorganized Debtors’ providing any privileged information to the Distribution Trust or any party or person associated with the Distribution Trust, such privileged information shall be without waiver in recognition of the joint and/or successorship interest in prosecuting any Claim or Cause of Action on behalf of the Estates and shall remain privileged. The Debtors (or the Reorganized Debtors) retain the right to waive their own privileges. The Distribution Trust shall have no right to any privileged information or analysis of the Debtors or the Reorganized Debtors.

ARTICLE X

RETENTION OF JURISDICTION

Under sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, on and after the Effective Date, retain exclusive jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and this Plan as legally permissible, including, without limitation, jurisdiction to:

1.    Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of any such Claim or Equity Interest;

2.    Decide and resolve all matters related to the granting or denial, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses authorized under the Bankruptcy Code or this Plan, for periods ending on or before the Effective Date; provided, however, that, from and after the Effective Date, the Reorganized Debtors shall pay Retained Professionals in the ordinary course of business for any work performed after the Effective Date and such payment shall not be subject to the approval of the Bankruptcy Court;

3.    Resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, those matters related to any amendment to this Plan after the Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected (as applicable);

4.    Resolve any issues related to any matters adjudicated in the Chapter 11 Cases;

5.    Ensure that distributions to Holders of Allowed Claims are accomplished under the provisions of this Plan;

6.    Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date, provided, however that the Reorganized Debtors shall reserve the right to commence actions in all appropriate forums and jurisdictions;

7.    Enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with this Plan, the Plan Supplement or the Disclosure Statement;

8.    Resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan;

9.    Hear and determine all Causes of Action that are pending as of the Effective Date or that may be commenced in the future, except for those claims or Causes of Action (i) released under Article IX.B.1 hereof or (ii) exculpated under Article IX.E hereof to the extent of any such exculpation;

10.    Issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of this Plan;

11.    Enforce the terms and conditions of this Plan, the Confirmation Order, and the Restructuring Documents;

12.    Resolve any cases, controversies, suits or disputes with respect to the Release, the Exculpation, and any other provisions contained in Article IX hereof and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such provisions;

13.    Enter and implement such orders or take such other actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

14.    Resolve any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any release or exculpation adopted in connection with this Plan; and

15.    Enter one or more final decrees closing the Chapter 11 Cases.

Notwithstanding the foregoing, if the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in this Article of the Plan, the provisions of this Article X shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XI

MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN

A.	Modification of Plan

Subject to the limitations contained in the Plan, the Debtors reserve the right, in accordance with the Bankruptcy Code, the Bankruptcy Rules, (1) to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code, and (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved under section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

C.	Revocation of Plan

Subject to the conditions to the Effective Date, the Debtors reserve the right to revoke or withdraw the Plan prior to the entry of the Confirmation Order and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if the Effective Date does not occur, then (1) the Plan shall be null and void in all respects, (2) any settlement or compromise embodied in the Plan, assumption of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void, and (3) nothing contained in the Plan shall (a) constitute a waiver or release of any claims by or against or any Equity Interests in such Debtor or any other Entity, (b) prejudice in any manner the rights of the Debtors or any other Entity, or (c) constitute an admission of any sort by the Debtors or any other Entity.

ARTICLE XII

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the documents and instruments contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims and Equity Interests (irrespective of whether such Holders of Claims or Equity Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan and any and all non-Debtor parties to Executory Contracts and Unexpired Leases.    The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including under Bankruptcy Rule 3020(e), 6004(g), and 7062.

B.	Additional Documents

On or before the Effective Date and in accordance with Article I.E of this Plan, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or Reorganized Debtors, as applicable, and all Holders of Claims or Equity Interests receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

C.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

D.	Payment of Statutory Fees; Post-Effective Date Fees and Expenses

All fees due and payable under section 1930 of title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the United States Trustee. Except as provided in Article V.A herein, each Debtor shall remain obligated to pay quarterly fees to the United States Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.

The Reorganized Debtors shall pay the liabilities and charges that they incur on or after the Effective Date for Retained Professionals’ fees, disbursements, expenses, or related support services (including reasonable fees, costs and expenses incurred by Retained Professionals relating to the preparation of interim and final fee applications and obtaining Bankruptcy Court approval thereof) in the ordinary course of business and without application or notice to, or order of, the Bankruptcy Court, including, without limitation, the reasonable fees, expenses, and disbursements of the Distribution Agents and the fees, costs and expenses incurred by Retained Professionals in connection with the implementation, enforcement and Consummation of this Plan and the Restructuring Documents.

E.	Conflicts

In the event that a provision of the Restructuring Documents or the Disclosure Statement (including any and all exhibits and attachments thereto) conflicts with a provision of this Plan or the Confirmation Order, the provision of this Plan and the Confirmation Order (as applicable) shall govern and control to the extent of such conflict. In the event that a provision of this Plan conflicts with a provision of the Confirmation Order, the provision of the Confirmation Order shall govern and control to the extent of such conflict. In the event that a provision of the Debtors’ Schedules, including the “Global Notes and Statement of Limitations, Methodology, and Disclaimers Regarding the Debtors’ Schedules of Assets and Liabilities and Statements of Financial Affairs” contained therein, conflicts with a provision of this Plan or the Confirmation Order, the provision of this Plan or the Confirmation Order (as applicable) shall govern and control to the extent of such conflict.

F.	Successors and Assigns

This Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Holders of Claims and Equity Interests, other parties-in-interest, and their respective heirs, executors, administrators, successors, and assigns. The rights, benefits, and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.

G.	Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order and this Plan is consummated. Neither the filing of this Plan, any statement or provision contained herein, nor the taking of any action by the Debtors or any other Entity with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) the Debtors with respect to the Holders of Claims or Equity Interests or other Entity; or (2) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

H.	Further Assurances

The Debtors or the Reorganized Debtors, as applicable, all Holders of Claims receiving distributions hereunder and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Confirmation Order.

I.	Severability

If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable under its terms.

J.	Service of Documents

Any notice, direction or other communication given to the Debtors or Reorganized Debtors regarding the matters contemplated by this Plan (each, a “Notice”) must be in writing, sent by personal delivery, electronic mail, or courier and addressed as follows:

PHI, Inc.

Attn: Robert A. Del Genio, Chief Restructuring Officer

2001 SE Evangeline Thruway

Lafayette, LA 70508

with a copy to:

DLA Piper LLP (US)

Attn: Thomas R. Califano (thomas.califano@dlapiper.com)

1251 Avenue of the Americas

New York, NY 10020-1104

A Notice is deemed to be given and received (a) if sent by personal delivery or courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, or (b) if sent by electronic mail, when the sender receives an email from the recipient acknowledging receipt, provided that an automatic “read receipt” does not constitute acknowledgment of an email for purposes of this Section. Any party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any element of a party’s address that is not specifically changed in a Notice will be assumed not to be changed. Sending a copy of a Notice to a party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the Notice to that party. The failure to send a copy of a Notice to legal counsel does not invalidate delivery of that Notice to a party.

K.	Exemption from Transfer Taxes Under Section 1146(a) of the Bankruptcy Code

Under section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer of property, under or in connection with this Plan, the Restructuring Documents to the extent consummated substantially in connection with this Plan, shall not be subject to any Stamp or Similar Tax or governmental assessment in the United States or by any other Governmental Unit, and the Confirmation Order shall direct the appropriate federal, state or local (domestic or foreign) governmental officials or agents to forgo the collection of any such Stamp or Similar Tax or governmental assessment and to accept for filing and recordation instruments or other documents evidencing such action or event without the payment of any such Stamp or Similar Tax or governmental assessment. Such exemption specifically applies, without limitation, to (i) all actions, agreements and documents necessary to evidence and implement the provisions of, transactions contemplated by and the distributions to be made under this Plan or the Restructuring Documents, (ii) the issuance and distribution of the New Common Stock, and (iii) the maintenance or creation of security interests or any Lien as contemplated by this Plan or the Restructuring Documents.

L.	Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that a Restructuring Document or an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of Texas, without giving effect to the principles of conflicts of law of such jurisdiction.

M.	Tax Reporting and Compliance

The Reorganized Debtors are hereby authorized, on behalf of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through and including the Effective Date.

N.	Schedules

All exhibits and schedules to this Plan, including the Exhibits and Plan Schedules, are incorporated herein and are a part of this Plan as if set forth in full herein.

O.	No Strict Construction

This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors and their respective professionals. Each of the foregoing was represented by counsel of its choice who either participated in the formulation and documentation of, or was afforded the opportunity to review and provide comments on, this Plan, the Disclosure Statement, the Exhibits and the Plan Schedules, and the agreements and documents ancillary or related thereto. Accordingly, unless explicitly indicated otherwise, the general rule of contract construction known as “contra proferentem” or other rule of strict construction shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, the Exhibits or the Plan Schedules, or the documents ancillary and related thereto.

P.	Entire Agreement

Except as otherwise provided herein or therein, this Plan and the Restructuring Documents supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan and the Restructuring Documents.

Q.	Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

R.	2002 Notice Parties

After the Effective Date, the Debtors and the Reorganized Debtors, as applicable, are authorized to limit the list of Entities receiving documents under Bankruptcy Rule 2002 to those Entities who have Filed a renewed request after the Confirmation Hearing to receive documents under Bankruptcy Rule 2002.

S.	Dissolution of Committee

On and as of the Effective Date, the Committee shall dissolve automatically and its members shall be released and discharged from all rights, duties and responsibilities arising from, or related to, the Chapter 11 Cases. The Reorganized Debtors shall not be responsible for paying any fees, costs, or expenses incurred by the members, professionals, or advisors to the Committee after the Effective Date, except for such fees, costs, or expenses incurred (and allowed under section 330 of the Bankruptcy Code) in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date under Article II.A.2; provided, however, that after the Effective Date, any Retained Professional retained by the Committee shall have the right to file and prosecute Accrued Professional Compensation Claims, including any appeal of any Final Order relating thereto.

T.	Section 1125(e) Good Faith Compliance

The Debtors, the Reorganized Debtors, and each of their respective Representatives shall be deemed to have acted in “good faith” under section 1125(e) of the Bankruptcy Code.

Dated:	April 1, 2019
Dallas, Texas

DLA PIPER LLP (US)

/s/ Daniel Prieto
Daniel Prieto, State Bar No. 24048744
1900 North Pearl Street, Suite 2200
Dallas, Texas 75201
Tel: (214) 743-4500
Fax: (214) 743-4545
Email: dan.prieto@dlapiper.com

-and-

Thomas R. Califano (admitted pro hac vice)

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 335-4500

Fax: (212) 335-4501

Email: thomas.califano@dlapiper.com

-and-

Daniel M. Simon (admitted pro hac vice)

David Avraham (admitted pro hac vice)

Tara Nair (admitted pro hac vice)

444 West Lake Street, Suite 900

Chicago, IL 60606

Tel: (312) 368-4000

Fax: (312) 236-7516

Email:	daniel.simon@dlapiper.com
david.avraham@dlapiper.com
tara.nair@dlapiper.com

Proposed Counsel for the Debtors